NETSOL TECHNOLOGIES ENDS FISCAL 2005
                               WITH ROBUST GROWTH

   Company On Target for 90 Percent Revenue Increase and First Profitable Year

Calabasas, CA - July 14, 2005 - NetSol Technologies, Inc. (NASDAQ:NTWK), a developer of proprietary software applications and provider of information technology (IT) services, today announced that revenue for fiscal 2005, ended June 30, 2005 is expected to exceed $11 million, an estimated 93 percent increase over the prior year. Management expects to report a profitable fourth quarter and the company's first profitable year.

"This has been a great year for NetSol," commented NetSol Technologies chief executive officer Naeem Ghauri. "Not only do we anticipate reporting substantial quarterly revenue growth, we will have achieved our goal of building a profitable company, one of which management, employees and shareholders can be proud."

Ghauri continued, "The Company has a significantly improved set of fundamentals when compared to last year. It is only a matter of time that this improvement is translated into a stock price that reflects the PE and sales multiples of our peer group companies." .
The Company expects to announce its Fiscal 2005 results in September.

According to NetSol Technologies Chairman Najeeb U. Ghauri, the prospectus for NetSol Technologies wholly owned subsidiary in Lahore, Pakistan is now being circulated within the financial community. "The road show has been so successful," commented Ghauri, "that the IPO is expected to be over subscribed." The stock for the IPO is being offered at Rs 25 per share a Rs15 premium over the stock price of a typical IPO in Pakistan."

About NetSol Technologies, Inc.
NetSol Technologies is a leading end-to-end solution provider for the lease and finance industry. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific. NetSol helps its clients identify, evaluate and implement technology solutions to meet their most critical business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective IT services ranging from consulting and application development to systems integration and outsourcing. NetSol's commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMM (Capability Maturity Model) Level 4 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

Securities Exchange Act of 1934
This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with

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NETSOL TECHNOLOGIES ENDS FISCAL 2005 WITH ROBUST GROWTH

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Commission Regulation FD and contains certain "forward-looking statements"
within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "will", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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